UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2021

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Siyuan Zhu

On April 27, 2021, Ms. Siyuan Zhu resigned from her position as a director of the board of directors (the “Board”) and chairwoman of the audit committee (the “Audit Committee”) of the Board of TD Holdings, Inc. (the “Company”) effective immediately. Ms. Zhu’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Heung Ming (Henry) Wong

Effective April 27, 2021, the Board appointed Mr. Heung Ming (Henry) Wong as a director of the Board and chairman of the Audit Committee to fill the vacancy created by the resignation of Ms. Siyuan Zhu.

The biographical information of Mr. Wong is set forth below.

Mr. Henry Heung Ming Wong, aged 51, was the independent non-executive director of Shifang Holding Limited (stock code: 1831) and Raffles Interiors Limited (stock code: 1376) since 8 November 2010 and 30 March 2020 respectively. Both companies listed on the Hong Kong Main Board of the Stock Exchange. Mr. Wong has more than 27 years of experience in finance, accounting, internal controls and corporate governance in the United States, Singapore, China and Hong Kong. Prior to that, Mr. Wong was the CFO of a Nasdaq listed Company, Meten EdtechX Group Ltd (stock ticker: METX) from June 2020 to March 2021. Mr. Wong was also the CFO and senior finance executives of various company including being the CFO of the Frontier Services Group Limited, a company listed on the Main Board of the Stock Exchange (stock code: 0500) and the CFO of Beijing Oriental Yuhong Waterproof Technology Co., Ltd., the leading waterproof materials manufacturer in China and a company listed on the Shenzhen Stock Exchange (stock code: 2271). Mr. Wong began his career in an international accounting firm and moved along in audit fields by taking some senior positions both in internal and external audits including being a senior manager and a manager in PricewaterhouseCoopers, Beijing office and Deloitte Touche Tohmatsu, Hong Kong, respectively. Mr. Wong graduated from City University of Hong Kong in 1993 with a bachelor’s degree in Accountancy and also obtained a master’s degree in Electronic Commerce from The Open University of Hong Kong in 2003. He is a fellow member of the Association of Chartered Certified Accountants and the Hong Kong Institute of Certified Public Accountants.

Mr. Wong does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Wong also entered into a director offer letter (the “Offer Letter”) with the Company, which sets his annual compensation at 30,000 shares of the Company’s common stock and establishes other terms and conditions governing his service to the Company. The Offer Letter is qualified in its entirety by reference to the complete text of the Offer Letter, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Director Offer Letter, dated April 27, 2021 by and between the Company and Heung Ming (Henry) Wong

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD HOLDINGS, INC.

Date: May 3, 2021	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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